UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2017

ENGILITY HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35487	61-1748527
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4803 Stonecroft Blvd.
Chantilly, Virginia	20151
(Address of Principal Executive Offices)	(Zip Code)

(703) 633-8300

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On August 14, 2017 (the “Second Amendment Effective Date”), Engility Holdings, Inc., a Delaware corporation (the “Company”), and Engility Corporation, a Massachusetts corporation and a wholly owned subsidiary of the Company (the “Borrower”), entered into Amendment No. 2 (the “Second Amendment”) to the Credit Agreement, dated as of August 12, 2016, and amended by Amendment No. 1 thereto, dated as of February 13, 2017, by and among the Borrower, the Company, the several lenders from time to time parties thereto and Morgan Stanley Senior Funding, Inc., as administrative agent and collateral agent (“Morgan Stanley”).

The parties entered into the Second Amendment in order to reduce the interest rate margins applicable to (i) the Borrower’s senior secured term B1 loan facility in the original principal amount of $195 million (“Existing Term B1 Loans”) from 2.25% to 1.75%, in the case of alternate base rate loans, and from 3.25% to 2.75%, in the case of Eurocurrency loans, and (ii) the Borrower’s senior secured term B2 loan facility in the original principal amount of $608 million (“Existing Term B2 Loans”) from 2.75% to 2.25%, in the case of alternate base rate loans, and from 3.75% to 3.25%, in the case of Eurocurrency loans. The Second Amendment was accomplished by (i) the Borrower obtaining new term B1 loan commitments (“Term B1 Loans”) to refinance the Existing Term B1 Loans and Morgan Stanley making additional Term B1 Loans to the Borrower in a principal amount equal to $185 million minus the principal amount of any Existing Term B1 Loans outstanding on the Second Amendment Effective Date that were converted into Term B1 Loans on the Second Amendment Effective Date, and (ii) the Borrower obtaining new term B2 loan commitments (“Term B2 Loans”) to refinance the Existing Term B2 Loans and Morgan Stanley making additional Term B2 Loans to the Borrower in a principal amount equal to $579 million minus the principal amount of any Existing Term B2 Loans outstanding on the Second Amendment Effective Date that were converted into Term B2 Loans on the Amendment Effective Date. The proceeds of the Term B1 Loans and Term B2 Loans, respectively, will be applied to repay in full the Existing Term B1 Loans and Existing Term B2 Loans, respectively, outstanding as of the Second Amendment Effective Date.

The foregoing description of the Second Amendment does not purport to be a complete description of the parties’ rights and obligations under the Second Amendment. The above description is qualified in its entirety by reference to the complete Second Amendment, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 with respect to the Second Amendment is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Second Amendment to Credit Agreement, dated August 14, 2017, by and among Engility Holdings, Inc., Engility Corporation, the Guarantors party thereto, the Lenders party thereto and Morgan Stanley Senior Funding, Inc., as Administrative agent, Collateral Agent, Swingline Lender and Issuing Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Engility Holdings, Inc.
Date: August 14, 2017
	By:	/s/ Jon Brooks
Jon Brooks
Vice President, Deputy General Counsel and Assistant Secretary

EXHIBIT INDEX

No.	Description of Exhibit

10.1	Second Amendment to Credit Agreement, dated August 14, 2017, by and among Engility Holdings, Inc., Engility Corporation, the Guarantors party thereto, the Lenders party thereto and Morgan Stanley Senior Funding, Inc., as Administrative agent, Collateral Agent, Swingline Lender and Issuing Bank.